UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2022

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 North Belt Line Road, Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 586-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SALM	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 26, 2022, Salem Media Group, Inc. (the “Company”) and certain of its subsidiaries and an employee entered into a settlement agreement with Cort Thomas, in his capacity as Receiver, and as Assignee (the “Plaintiff”), in connection with a lawsuit brought by the Plaintiff in Dallas County, Texas in 2020. In the lawsuit Plaintiff alleges causes of action for violation of the Texas Securities Act, the Texas Uniform Fraudulent Transfer Act, Money Had and Received and Negligent Misrepresentation. The Company adamantly denies the allegations, but nevertheless believes that settling the lawsuit is preferable to protracted and costly litigation, and thus in the best interests of the Company and its stockholders.

The Company was optimistic it would succeed in resolving the litigation for less than $1.5 million and the Company had that amount accrued as of June 30, 2022, for a potential settlement. However, on September 12, 2022, the court denied the Company’s Motions for Summary Judgment. During mediation held on September 26, 2022, the parties reached a settlement whereby the Company will pay the Plaintiff $5.325 million in exchange for a release by the Plaintiff of all claims. The settlement is subject to court approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEM MEDIA GROUP, INC.

By:	/s/ Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Executive Vice President, General Counsel and Secretary

Date: September 30, 2022